Exhibit 99.1

Medidata Reports Record Second Quarter 2016 Results

  Record revenues of $114.6 million, a 10% sequential and 17% year-over-year increase
  Record subscription revenue of $96.8 million, an 8% sequential and 15% year-over-year increase
  Reiterates full-year 2016 total revenue and profitability guidance

NEW YORK--(BUSINESS WIRE)--July 20, 2016--Medidata (NASDAQ:MDSO), the leading global provider of cloud-based solutions for clinical research in life sciences, today announced its financial results for the second quarter of 2016.

“Our second quarter results come from strong execution across the Company and reflect Medidata’s momentum in driving adoption of our integrated cloud platform,” said Tarek Sherif, Medidata’s chairman and chief executive officer. “With demand growing for Medidata CTMS, Payments, Balance and mHealth, as well as data analytics, we’re building on the success of the broadest platform in the industry, while continually delivering greater value to our clients. Today, more than ever, our ability to generate sustainable, long-term growth is driven by the large opportunity created by our clients’ innovation, scientific advances and our mission of powering smarter treatments to improve healthcare. It’s clear that Medidata is becoming the strategic technology partner to a massive and important transformation in life sciences and healthcare driven by digital automation in drug development.”

Second Quarter 2016 Results

  Total revenue for the second quarter of 2016 was $114.6 million, an increase of $16.5 million, or 17%, compared with $98.1 million in the second quarter of 2015. Subscription revenue was $96.8 million, an increase of $12.9 million, or 15%, compared with $83.9 million in 2015.
  Professional services revenue for the second quarter of 2016 was a record $17.9 million, an increase of $3.7 million, or 26%, compared with $14.2 million in the second quarter of 2015.
  Adjusted subscription backlog1 for the remainder of the year as of June 30, 2016 was $189 million, an increase of $28 million, or 17%, year over year.
  GAAP operating income for the quarter was $11.1 million, up 124%, compared with $5.0 million in the second quarter of 2015. Non-GAAP operating income2 for the second quarter of 2016 increased to $25.4 million, up 17%, compared with $21.8 million a year ago.
  GAAP net income for the second quarter of 2016 was $4.9 million, or $0.09 per diluted share, up 226%, compared with $1.5 million, or $0.03 per diluted share, in the second quarter of 2015. Adjusted non-GAAP net income2 for the second quarter of 2016 was $13.5 million, or $0.24 per diluted share, up 12%, compared with $12.1 million, or $0.22 per diluted share, in the second quarter of 2015. See the non-GAAP reconciliation included in this release for full details of the non-GAAP adjustments.
  Cash flow from operations was $25.5 million in the second quarter of 2016, an increase of $13.6 million, or 115%, compared with $11.9 million a year ago. For the six-month period ending June 30, cash flow from operations was $38.0 million in 2016, an increase of $9.3 million, or 32%, compared with $28.7 million in 2015.
  Total cash, cash equivalents and marketable securities were $482.9 million at the end of the second quarter of 2016, an increase of $4.2 million, or 1%, compared with $478.7 million on December 31, 2015.

Additional Highlights

  Medidata added a record 96 new clients, including 32 from the recently acquired Intelemage business, during the second quarter. Medidata’s client base grew to 711 at the end of the second quarter, up 32% year over year.
  Medidata Payments—the market’s only end-to-end, global payment solution to trigger, calculate and disburse payments around the globe—signed its first two customers, a major CRO and an oncology-focused biotech company.
  Powered by Medidata Patient Cloud® AppConnect, GSK launched the Patient Rheumatoid Arthritis Data from the Real World (PARADE) study in July 2016, making it the first pharmaceutical manufacturer to use Apple’s ResearchKit™ to conduct a virtual study. Through AppConnect, Medidata is collecting data from the PARADE app’s surveys and iPhone® (Apple Inc.) sensors—which track common symptoms of rheumatoid arthritis such as joint pain, fatigue and mood—and pulling it into a secure environment for patient information.
  68% of clients had committed to multiple products at the end of the second quarter of 2016, up from 61% at the end of the second quarter of 2015. Increased product adoption was broad based across our integrated platform, with particular strength in Medidata Rave®, Image Management, Risk-Based Monitoring, Medidata Balance®, Medidata CTMS®, and Medidata Patient Cloud.
  Medidata’s revenue retention rate was nearly 100%.

“Our strong second quarter performance reflects continued execution and growth across all segments of our business,” said Rouven Bergmann, Medidata’s chief financial officer. "Our strategy is working as the industry looks to Medidata as the most strategic cloud technology partner in clinical development. Our strong year-to-date results, continued momentum, and record professional services demand provide us with increased visibility and confidence in our full-year revenue and profitability expectations."

Financial Outlook

For the full-year 2016, the Company is maintaining its previously stated total revenue and profitability guidance ranges, as follows:

  Total revenue between $450.0 and $474.0 million at constant currency.
  Professional services revenue is now expected to range from $68.0 to $70.0 million, compared with the prior expectation of approximately $60.0 million. This reflects strong demand for platform adoption with several large implementations currently underway.
  GAAP operating income between $38.5 and $45.5 million. Non-GAAP operating income, which excludes the impact of depreciation, amortization of intangible assets, and stock-based compensation expense, between $102.0 and $109.0 million.
  GAAP net income between $16.5 and $21.0 million. Adjusted non-GAAP net income, which excludes the impact of stock-based compensation, non-cash interest expense associated with convertible senior notes, and amortization, tax-affected at a 40% rate, between $54.5 and $59.0 million.
  While changes in the stock price could change the fully diluted share count, the Company is now assuming 57.0 million fully diluted shares.

The operating and net income measures above reflect the Company’s non-GAAP financial guidance and the corresponding GAAP equivalents to its guidance.

Conference Call

The Company plans to host its investor conference call today at 8:00 a.m. Eastern time. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s website at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 877-303-2528 and international participants may dial 847-829-0023. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s website at http://investor.mdsol.com. A replay of the conference call can be accessed until Wednesday, August 3, 2016, by dialing 800-585-8367 domestically or 404-537-3406 internationally, with the passcode 40485281. An archive of the call will also be hosted on the “Investor” section of Medidata’s website, http://investor.mdsol.com, for a limited period of time.

About Medidata

Medidata is the leading global provider of cloud-based solutions for clinical research in life sciences, transforming clinical development through its advanced applications and intelligent data analytics. We are committed to advancing the competitive and scientific goals of our life sciences customers worldwide: more than 700 global pharmaceutical companies; innovative biotech, diagnostic and device firms; leading academic medical centers; and contract research organizations. Our industry-leading technology platform, the Medidata Clinical Cloud®, is the primary technology solution powering clinical trials for 17 of the world's top 25 global pharmaceutical companies, bringing new levels of productivity and quality to the clinical testing of promising medical treatments, from study design and planning through execution, management and reporting.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including but not limited to statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our web hosting; the financial impact of any future acquisitions; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain and motivate our employees and manage our growth; regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by the Company, see disclosures contained in Medidata’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Medidata’s Annual Report on Form 10-K for the year ended December 31, 2015. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

(1) Adjusted subscription backlog equals subscription backlog plus outstanding intra-year renewals valued at an amount equal to the contracts to be renewed.

(2) Non-GAAP Financial Information
Medidata provides non-GAAP operating income, net income and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, and stock-based compensation expense. Adjusted non-GAAP net income excludes the tax-affected impact of amortization of intangible assets associated with acquisitions, stock-based compensation expense, and non-cash interest expense on convertible senior notes. Management uses these non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. In addition, investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as share-based compensation, and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Medidata’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. One limitation of non-GAAP operating income is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Medidata compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

MEDIDATA SOLUTIONS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Subscription	$96,760	$83,929	$186,728	$162,678
Professional services	17,850	14,155	32,120	27,846
Total revenues	114,610	98,084	218,848	190,524
Cost of revenues (1)(2)
Subscription	15,600	12,354	29,929	23,827
Professional services	13,457	10,557	23,796	21,260
Total cost of revenues	29,057	22,911	53,725	45,087
Gross profit	85,553	75,173	165,123	145,437
Operating costs and expenses
Research and development (1)	28,267	22,519	56,495	44,430
Sales and marketing (1)(2)	27,609	25,724	53,067	50,042
General and administrative (1)	18,531	21,943	37,777	42,512
Total operating costs and expenses	74,407	70,186	147,339	136,984
Operating income	11,146	4,987	17,784	8,453
Interest and other income (expense)
Interest expense	(4,183)	(3,997)	(8,310)	(7,955)
Interest income	932	612	1,804	1,146
Other income (expense), net	3	(34)	(1)	(68)
Total interest and other expense, net	(3,248)	(3,419)	(6,507)	(6,877)
Income before income taxes	7,898	1,568	11,277	1,576
Provision for income taxes	2,961	55	492	(94)
Net income	$4,937	$1,513	$10,785	$1,670
Earnings per share
Basic	$0.09	$0.03	$0.20	$0.03
Diluted	$0.09	$0.03	$0.19	$0.03
Weighted average common shares outstanding
Basic	55,392	53,647	55,255	53,453
Diluted	56,604	56,191	56,594	56,050
(1) Stock-based compensation expense included in cost of revenues and operating costs and expenses is as follows:
Cost of revenues	$1,239	$1,311	$2,449	$2,559
Research and development	2,323	2,013	4,517	3,799
Sales and marketing	1,839	2,460	3,716	4,827
General and administrative	5,046	8,352	10,015	14,621
Total stock-based compensation	$10,447	$14,136	$20,697	$25,806
(2) Amortization of intangible assets included in costs of revenues and operating costs and expenses is as follows:
Cost of revenues	$314	$180	$393	$359
Sales and marketing	85	30	109	59
Total amortization of intangible assets	$399	$210	$502	$418

MEDIDATA SOLUTIONS, INC.
Reconciliation of GAAP Operating Income and GAAP Net Income to

Non-GAAP Operating Income and Adjusted Non-GAAP Net Income (Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating income:
GAAP operating income	$11,146	$4,987	$17,784	$8,453
GAAP operating margins	9.7%	5.1%	8.1%	4.4%
Stock-based compensation	10,447	14,136	20,697	25,806
Depreciation and amortization	3,766	2,637	6,983	5,190
Non-GAAP operating income	$25,359	$21,760	$45,464	$39,449
Non-GAAP operating margins	22.1%	22.2%	20.8%	20.7%
Net income:
GAAP net income	$4,937	$1,513	$10,785	$1,670
Stock-based compensation	10,447	14,136	20,697	25,806
Amortization	399	210	502	418
Non-cash interest expense on convertible senior notes (1)	3,455	3,273	6,863	6,501
Tax impact on add-back items (2)	(5,721)	(7,048)	(11,225)	(13,090)
Adjusted non-GAAP net income	$13,517	$12,084	$27,622	$21,305
GAAP basic earnings per share	$0.09	$0.03	$0.20	$0.03
GAAP diluted earnings per share	$0.09	$0.03	$0.19	$0.03
Adjusted Non-GAAP basic earnings per share	$0.24	$0.23	$0.50	$0.40
Adjusted Non-GAAP diluted earnings per share	$0.24	$0.22	$0.49	$0.38
(1) Amount represents non-cash interest expense, including amortization of debt discount and issuance costs, on our 1.00% convertible senior notes issued during the third quarter of 2013. We exclude this incremental non-cash interest expense for purposes of calculating adjusted non-GAAP net income. We believe that excluding these expenses from our non-GAAP measures is useful to investors because such incremental non-cash interest expense does not generate a cash outflow for the Company and the debt issuance costs do not represent a cash outflow for the Company except in the period the notes were issued; therefore both are not indicative of our continuing operations.

(2) Tax impact calculated using a 40% tax rate.

The table above presents a reconciliation of GAAP to non-GAAP operating income, net income, and net income per share applicable to common stockholders for the three and six months ended June 30, 2016 and 2015. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, and stock-based compensation expense. Adjusted non-GAAP net income excludes the tax-affected impact of amortization of intangible assets associated with acquisitions, stock-based compensation expense, and non-cash interest expense on convertible senior notes.

MEDIDATA SOLUTIONS, INC. CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except per share data)

	June 30, 2016	December 31, 2015
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$64,346	$49,562
Marketable securities	253,930	220,126
Accounts receivable, net of allowance for doubtful accounts of $1,989 and $1,992, respectively	90,433	90,590
Prepaid commission expense	2,665	1,670
Prepaid expenses and other current assets	17,546	21,165
Deferred income taxes	102	88
Total current assets	429,022	383,201
Restricted cash	5,758	5,755
Furniture, fixtures and equipment, net	54,683	51,043
Marketable securities, long-term	164,596	209,041
Goodwill	30,320	18,797
Intangible assets, net	5,887	1,172
Deferred income taxes, long-term	12,668	12,128
Other assets	9,080	3,043
Total assets	$712,014	$684,180
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,406	$6,283
Accrued payroll and other compensation	17,688	23,744
Accrued expenses and other	18,951	15,469
Deferred revenue	76,466	75,582
Total current liabilities	114,511	121,078
Noncurrent liabilities:
1.00% convertible senior notes, net	256,350	249,487
Deferred revenue, less current portion	2,820	2,993
Deferred tax liabilities	444	414
Other long-term liabilities	23,238	26,052
Total noncurrent liabilities	282,852	278,946
Total liabilities	397,363	400,024
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 5,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.01 per share; 200,000 shares authorized; 60,970 and 59,455 shares issued; 57,399 and 56,311 shares outstanding, respectively	610	594
Additional paid-in capital	395,817	364,973
Treasury stock, 3,571 and 3,144 shares, respectively	(112,430)	(100,806)
Accumulated other comprehensive loss	(2,930)	(3,404)
Retained earnings	33,584	22,799
Total stockholders' equity	314,651	284,156
Total liabilities and stockholders' equity	$712,014	$684,180

MEDIDATA SOLUTIONS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (Amounts in thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities
Net income	$10,785	$1,670
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,983	5,190
Stock-based compensation	20,697	25,806
Amortization of discounts or premiums on marketable securities	1,700	2,502
Deferred income taxes	(1,164)	(5,846)
Amortization of debt issuance costs	639	639
Amortization of debt discount	6,224	5,862
Excess tax benefit associated with equity awards	(5,048)	(3,712)
Provision for doubtful accounts	508	550
Loss on fixed asset disposal	4	—
Changes in operating assets and liabilities:
Accounts receivable	(7,729)	(33,894)
Prepaid commission expense	(2,931)	(123)
Prepaid expenses and other current assets	3,040	(3,303)
Other assets	(3,583)	1,497
Accounts payable	(1,932)	(702)
Accrued payroll and other compensation	(4,302)	196
Accrued expenses and other	7,715	4,439
Deferred revenue	9,206	27,085
Other long-term liabilities	(2,814)	889
Net cash provided by operating activities	37,998	28,745
Cash flows from investing activities
Purchase of furniture, fixtures and equipment	(13,425)	(5,925)
Purchase of available-for-sale securities	(144,136)	(140,856)
Proceeds from sale of available-for-sale securities	154,784	126,632
Acquisition of business, net of cash acquired	(17,142)	—
Net decrease (increase) in restricted cash	81	(464)
Net cash used in investing activities	(19,838)	(20,613)
Cash flows from financing activities
Proceeds from exercise of stock options	1,691	5,199
Proceeds from employee stock purchase plan	3,385	2,960
Excess tax benefit associated with equity awards	5,048	3,712
Repayment of obligations under capital leases	—	(17)
Acquisition of treasury stock	(13,797)	(16,154)
Repayment of notes payable	(100)	—
Net cash used in financing activities	(3,773)	(4,300)
Effect of exchange rate changes on cash and cash equivalents	397	17
Net increase in cash and cash equivalents	14,784	3,849
Cash and cash equivalents - beginning of period	49,562	39,517
Cash and cash equivalents - end of period	$64,346	$43,366

CONTACT:
Medidata Solutions
Investors:
Hulus Alpay, 212-419-1025
halpay@mdsol.com
or
Media:
Nicole Pariser, 212-659-1069
npariser@mdsol.com